Exhibit 99.1

Academy Sports + Outdoors Reports Fourth Quarter and Fiscal 2023 Results

Fourth Quarter Comparable Sales Declined (3.6)%: a +440 Basis Point Increase vs.(8.0%) Third Quarter 2023

Fourth Quarter Diluted GAAP EPS of $2.21; Grew 12.2% over Last Year

Company Opened Seven New Stores in Fourth Quarter; 14 New Stores in 2023

Quarterly Dividend Increased by 22%

KATY, TEXAS (Globe Newswire — March 21, 2024) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its financial results for the fourth quarter and fiscal year ended February 3, 2024. Fourth quarter and fiscal year 2023 included 14 and 53 weeks respectively, compared to 13 and 52 weeks in fourth quarter and fiscal 2022.

"I am proud of the progress we have made and the resiliency that the team has shown, as we have navigated through many challenges over the past year. We have been working through a choppy macro-economic backdrop while putting in place the building blocks for our future," said Steve Lawrence, Chief Executive Officer. "As we move into 2024 and beyond, we remain optimistic about our long-term growth potential. We are the value leader in our space, and we believe this positions us well to serve the active young families who are our core customers. Customers have shown a deep affinity for our brand, and we remain confident that our model is both scalable and transportable. We remain committed to our long-range plan goals and will continue to invest in our future growth so that we can enable more customers to have fun out there by shopping at Academy Sports + Outdoors."

Fourth Quarter Operating Results ($ in millions, except per share data)	Quarter Ended		Change
	February 3, 2024	January 28, 2023%
Net sales	$1,794.8	$1,746.5	2.8%
Comparable sales	(3.6)%	(5.1)%
Income before income tax	$211.3	$206.1	2.5%
Net income (1)	$168.2	$157.7	6.7%
Adjusted net income (2)	$168.2	$163.5	2.9%
Earnings per common share, diluted	$2.21	$1.97	12.2%
Adjusted earnings per common share, diluted (2)	$2.21	$2.04	8.3%

Fiscal 2023 Operating Results ($ in millions, except per share data)	Fiscal Year Ended		Change
	February 3, 2024	January 28, 2023%
Net sales	$6,159.3	$6,395.1	(3.7)%
Comparable sales	(6.5)%	(6.4)%
Income before income tax	$663.2	$818.3	(19.0)%
Net income (1)	$519.2	$628.0	(17.3)%
Adjusted net income (2)	$539.5	$645.8	(16.5)%
Earnings per common share, diluted	$6.70	$7.49	(10.5)%
Adjusted earnings per common share, diluted (2)	$6.96	$7.70	(9.6)%
(1) Includes a $15.9 million gain from a credit card fee litigation settlement in the quarter and fiscal year ended Feb. 3, 2024. The quarter and year ended Jan. 28, 2023 included a $7.2 million gain from a business interruption insurance recovery and a $3.7 million gain from the sale of a tariff relief litigation claim.

(2) Adjusted net income and adjusted earnings per common share, diluted are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Note: Fourth quarter and fiscal year 2023 included 14 and 53 weeks respectively, compared to 13 and 52 weeks in fourth quarter and fiscal 2022.

Balance Sheet ($ in millions)	As of		Change
	February 3, 2024	January 28, 2023%
Cash and cash equivalents	$347.9	$337.1	3.2%
Merchandise inventories, net	$1,194.2	$1,283.5	(7.0)%
Long-term debt, net	$484.6	$584.5	(17.1)%

Capital Allocation ($ in millions)	Fiscal Year Ended		Change
	February 3, 2024	January 28, 2023%
Share repurchases	$204.2	$489.5	(58.3)%
Dividends paid	$27.2	$24.6	10.6%

Subsequent to the end of fiscal 2023, on March 7, 2024, Academy announced its Board of Directors declared a quarterly cash dividend with respect to the quarter ended February 3, 2024, of $0.11 per share of common stock. This is a 22% increase from the previous dividend payment. The dividend is payable on April 18, 2024, to stockholders of record as of the close of business on March 26, 2024. In addition, on March 8, 2024, the Company amended and extended its $1.0 billion ABL credit facility through March 8, 2029.

New Store Openings
Academy opened seven new stores during the fourth quarter for a total of 14 stores in 2023.
In 2024, the company plans on opening 15-17 new stores.

2024 Outlook
“In 2023, topline sales did not meet our expectations, but we were pleased with the Q4 trajectory change. For the third consecutive year, we achieved double digit operating margins and a gross margin rate above 34%, underscoring the structural changes Academy has made to improve margins. The Company also delivered stakeholder value by purchasing $204 million of stock, paying $27 million in dividends and reducing its debt by $103 million," stated Carl Ford, Executive Vice President and Chief Financial Officer. "In 2024, we are focused on our long-range strategy of growing the Company by opening new stores, growing omnichannel sales, customer data acquisition and utilization, and improving our supply chain. Utilizing our strong balance sheet, we will invest in each of these strategic areas while we navigate the current consumer landscape because we believe that these initiatives will drive our long-term success."

Academy is providing the following initial guidance for fiscal 2024 (year ending February 1, 2025). This guidance takes into account various factors, both internal and external, such as the expected benefits of the Company's growth initiatives, current consumer demand, the competitive environment as well as the potential impacts from inflation and other economic risks. The earnings per share estimate does not include any potential future share repurchases and uses a tax rate of 22.0% to 23.0%.

	Fiscal 2024 Guidance			change (at midpoint)
(in millions, except per share amounts)	Low end	High end	2023 Actuals (2)	vs. 2023
Net sales	$6,070	$6,350	$6,159	0.8%
Sales Growth	(1.5)%	+3.0%

Comparable sales	(4.0)%	1.0%	(6.5)%	+500 bps

Gross margin rate	34.3%	34.7%	34.3%	+20 bps

Net income	$455	$530	$519	(5.2)%

Earnings per common share, diluted	$5.90	$6.90	$6.70	(4.5)%

Diluted weighted average common shares	~77	~77	77.5	(0.6)%

Capital Expenditures	$225	$275	$208	20.2%

Adjusted free cash flow (1)	$290	$375	$330	0.8%

(1) Adjusted free cash flow is a non-GAAP measure. We have not reconciled it to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts given the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an estimate of the most closely comparable GAAP measure at this time.

(2) Fiscal 2023 net sales include approximately $73 million from having a 53rd week, which is approximately a 1% impact on 2024 sales growth.

Conference Call Info
Academy will host a conference call today at 10:00 a.m. Eastern Time to discuss its financial results. The call will be webcast at investors.academy.com. The following information is provided for those who would like to participate in the conference call:

    U.S. callers          1-877-407-3982
    International callers     1-201-493-6780
    Passcode          13744704

A replay of the conference call will be available for approximately 30 days on the Company's website.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 282 stores across 18 states. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of private label brands.

Non-GAAP Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Adjusted Earnings per Common Share, and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). The Company believes that the presentation of these non-GAAP measures is useful to investors as it provides additional information on comparisons between periods by excluding certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes, to consider underlying trends of its business, and in measuring its performance relative to others in the market, and believes presenting these measures also provides information to investors and others for understanding and evaluating trends in the Company’s operating results or measuring performance in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The calculation of these non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. For additional information on these non-GAAP financial measures, please see our Annual Report for the fiscal year ended February 3, 2024 (the "Annual Report"), which may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

See “Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this press release (other than Adjusted free cash flow) to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. Forward-looking statements may incorporate words such as “believe,” “expect,” “forward,” “ahead,” “opportunities,” “plans,” “priorities,” “goals,” “future,” “short/long term,” “will,” “should,” or the negative version of these words or other comparable words. The forward-looking statements include, among other things, statements regarding the Company’s future performance, financial condition, and capital deployment, including intent, ability, payment, extent, and timing of capital expenditures, debt repayment, dividends, share repurchases, interest savings, and execution of the capital allocation plan, each of which is subject to various risks, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory and other factors that could affect overall consumer spending or our industry, including the possible effects of ongoing macroeconomic challenges, inflation and increases in interest rates, or changes to the financial health of our customers, many of which are beyond Academy's control. These and other important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including the Annual Report, under the caption "Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Matt Hodges	Elise Hasbrook
VP, Investor Relations	VP, Communications
281-646-5362	281-944-6041
Matt.hodges@academy.com	Elise.hasbrook@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Fiscal Quarter Ended
	February 3, 2024	Percentage of Sales (1)	January 28, 2023	Percentage of Sales (1)
Net sales	$1,794,828	100.0%	$1,746,503	100.0%
Cost of goods sold	1,197,819	66.7%	1,173,959	67.2%
Gross margin	597,009	33.3%	572,544	32.8%
Selling, general and administrative expenses	393,044	21.9%	367,744	21.1%
Operating income	203,965	11.4%	204,800	11.7%
Interest expense, net	12,578	0.7%	12,201	0.7%
Loss on early retirement of debt	1,525	0.1%	1,963	0.1%
Other (income), net	(21,395)	(1.2)%	(15,499)	(0.9)%
Income before income taxes	211,257	11.8%	206,135	11.8%
Income tax expense	43,090	2.4%	48,482	2.8%
Net income	$168,167	9.4%	$157,653	9.0%

Earnings Per Common Share:
Basic	$2.27		$2.03
Diluted	$2.21		$1.97

Weighted Average Common Shares Outstanding:
Basic	74,219		77,657
Diluted	76,035		80,074
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Fiscal Year Ended
	February 3, 2024	Percentage of Sales (1)	January 28, 2023	Percentage of Sales (1)
Net sales	$6,159,291	100.0%	$6,395,073	100.0%
Cost of goods sold	4,049,080	65.7%	4,182,571	65.4%
Gross margin	2,110,211	34.3%	2,212,502	34.6%
Selling, general and administrative expenses	1,432,356	23.3%	1,365,953	21.4%
Operating income	677,855	11.0%	846,549	13.2%
Interest expense, net	46,051	0.7%	46,441	0.7%
Loss on early retirement of debt	1,525	0.0%	1,963	0.0%
Other (income), net	(32,877)	(0.5)%	(20,175)	(0.3)%
Income before income taxes	663,156	10.8%	818,320	12.8%
Income tax expense	143,966	2.3%	190,319	3.0%
Net income	$519,190	8.4%	$628,001	9.8%

Earnings Per Common Share:
Basic	$6.89		$7.70
Diluted	$6.70		$7.49

Weighted Average Common Shares Outstanding:
Basic	75,389		81,590
Diluted	77,469		83,895
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	February 3, 2024	January 28, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$347,920	$337,145
Accounts receivable - less allowance for doubtful accounts of $2,217 and $2,004, respectively	19,371	16,503
Merchandise inventories, net	1,194,159	1,283,517
Prepaid expenses and other current assets	83,450	47,747
Assets held for sale	—	1,763
Total current assets	1,644,900	1,686,675

PROPERTY AND EQUIPMENT, NET	445,209	351,424
RIGHT-OF-USE ASSETS	1,111,237	1,100,085
TRADE NAME	578,236	577,716
GOODWILL	861,920	861,920
OTHER NONCURRENT ASSETS	35,211	17,619
Total assets	$4,676,713	$4,595,439

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$541,077	$686,472
Accrued expenses and other current liabilities	217,932	240,169
Current lease liabilities	117,849	109,075
Current maturities of long-term debt	3,000	3,000
Total current liabilities	879,858	1,038,716

LONG-TERM DEBT, NET	484,551	584,456
LONG-TERM LEASE LIABILITIES	1,091,294	1,072,192
DEFERRED TAX LIABILITIES, NET	254,796	259,043
OTHER LONG-TERM LIABILITIES	11,564	12,726
Total liabilities	2,722,063	2,967,133

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 74,349,927 and 76,711,720 issued and outstanding as of February 3, 2024 and January 28, 2023, respectively	743	767
Additional paid-in capital	242,098	216,209
Retained earnings	1,711,809	1,411,330
Stockholders' equity	1,954,650	1,628,306
Total liabilities and stockholders' equity	$4,676,713	$4,595,439

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Fiscal Year Ended
	February 3, 2024	January 28, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$519,190	$628,001
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	110,936	106,762
Non-cash lease expense	16,723	(16)
Equity compensation	24,377	21,175
Amortization of deferred loan, terminated interest rate swaps and other costs	2,739	3,054
Deferred income taxes	(4,247)	41,831
Non-cash loss on early retirement of debt	1,525	1,963
Gain on disposal of property and equipment	(388)	—
Changes in assets and liabilities:
Accounts receivable, net	(2,868)	3,215
Merchandise inventories, net	89,358	(111,709)
Prepaid expenses and other current assets	(50,225)	(11,287)
Other noncurrent assets	(18,761)	(14,088)
Accounts payable	(142,346)	(55,400)
Accrued expenses and other current liabilities	(26,712)	(58,395)
Income taxes payable	17,640	(3,407)
Other long-term liabilities	(1,162)	306
Net cash provided by operating activities	535,779	552,005

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(207,770)	(108,304)
Purchases of intangible assets	(520)	(502)
Proceeds from the sale of property and equipment	2,151	—
Net cash used in investing activities	(206,139)	(108,806)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of Term Loan	(103,000)	(103,000)
Proceeds from exercise of stock options	16,636	21,249
Proceeds from issuance of common stock under employee stock purchase program	5,484	5,043
Taxes paid related to net share settlement of equity awards	(7,971)	(1,236)
Repurchase of common stock for retirement	(202,796)	(489,475)
Dividends paid	(27,218)	(24,633)
Net cash used in financing activities	(318,865)	(592,052)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,775	(148,853)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	337,145	485,998
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$347,920	$337,145

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES
(Unaudited)
(Dollar amounts in thousands)
Adjusted EBITDA and Adjusted EBIT
We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation, and amortization, and impairment, and other adjustments included in the table below. We define “Adjusted EBIT” as Adjusted EBITDA less depreciation and amortization. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table.

	Fiscal Quarter Ended		Fiscal Year Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Net income (a)	$168,167	$157,653	$519,190	$628,001
Interest expense, net	12,578	12,201	46,051	46,441
Income tax expense	43,090	48,482	143,966	190,319
Depreciation and amortization	31,542	27,910	110,936	106,762
Equity compensation (b)	(1,751)	5,689	24,377	21,175
Loss on early retirement of debt	1,525	1,963	1,525	1,963
Adjusted EBITDA	$255,151	$253,898	$846,045	$994,661
Less: Depreciation and amortization	(31,542)	(27,910)	(110,936)	(106,762)
Adjusted EBIT	$223,609	$225,988	$735,109	$887,899

(a)
Net income for the fourth quarter and year ended February 3, 2024, includes a $15.9 million net gain relative to a credit card fee litigation settlement which occurred in the fourth quarter of 2023. Net income for the fourth quarter and year ended January 28, 2023, included a $7.2 million gain from a business interruption insurance recovery and a $3.7 million gain from the sale of a tariff relief litigation claim, both of which occurred in the fourth quarter of 2022. All of these items are included in their respective years within Other (income), net on the Consolidated Statements of Income in our Annual Report.

(b)
Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the timing and valuation of awards, achievement of performance targets and equity award forfeitures.

Adjusted Net Income and Adjusted Earnings Per Common Share
We define “Adjusted Net Income (Loss)” as net income (loss), plus other adjustments included in the table below, less the tax effect of these adjustments. We define “Adjusted Earnings per Common Share, Basic” as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Adjusted Earnings per Common Share, Diluted” as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income (Loss) and Adjusted Earnings Per Share in the following table.

	Fiscal Quarter Ended		Fiscal Year Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Net income (a)	$168,167	$157,653	$519,190	$628,001
Equity compensation (b)	(1,751)	5,689	24,377	21,175
Loss on early retirement of debt, net	1,525	1,963	1,525	1,963
Tax effects of these adjustments (c)	288	(1,789)	(5,621)	(5,382)
Adjusted Net Income	168,229	163,516	539,471	645,757

Earnings per common share
Basic	$2.27	$2.03	$6.89	$7.70
Diluted	$2.21	$1.97	$6.70	$7.49
Adjusted Earnings per Share
Basic	$2.27	$2.11	$7.16	$7.91
Diluted	$2.21	$2.04	$6.96	$7.70
Weighted average common shares outstanding
Basic	74,219	77,657	75,389	81,590
Diluted	76,035	80,074	77,469	83,895

(a)
Net income for the fourth quarter and year ended February 3, 2024, includes a $15.9 million net gain relative to a credit card fee litigation settlement which occurred in the fourth quarter of 2023. Net income for the fourth quarter and year ended January 28, 2023, included a $7.2 million gain from a business interruption insurance recovery and a $3.7 million gain from the sale of a tariff relief litigation claim, both of which occurred in the fourth quarter of 2022. All of these items are included in their respective years within Other (income), net on the Consolidated Statements of Income in our Annual Report.

(b)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(c)	Represents the tax effect of the total adjustments made to arrive at Adjusted Net Income at our historical tax rate.

Adjusted Free Cash Flow
We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash provided by (used in) investing activities. We describe these adjustments reconciling net cash provided by operating activities to Adjusted Free Cash Flow in the following table.

	Fiscal Quarter Ended		Fiscal Year Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Net cash provided by operating activities	$234,737	$242,836	$535,779	$552,005
Net cash used in investing activities	(55,948)	(28,995)	(206,139)	(108,806)
Adjusted Free Cash Flow	$178,789	$213,841	$329,640	$443,199